UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 10, 2012
______________

InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, Delaware	19809
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Update regarding Nokia, Huawei and ZTE USITC Proceeding (337-TA-800)

            On September 10, 2012, in connection with the United States International Trade Commission (“USITC”) investigation initiated by InterDigital Inc.'s wholly owned subsidiaries InterDigital Communications, LLC, InterDigital Technology Corporation and IPR Licensing, Inc. (collectively, “InterDigital”) against Nokia Corporation and Nokia Inc. (collectively, “Nokia”), Huawei Technologies Co., Ltd., FutureWei Technologies, Inc. d/b/a Huawei Technologies (USA) and Huawei Device USA, Inc. (collectively, “Huawei”) and ZTE Corporation and ZTE (USA) Inc. (collectively, “ZTE”), the Administrative Law Judge (“ALJ”) issued orders modifying the procedural schedule and extending the target date for completion of the USITC investigation.   The ALJ set a new date for the evidentiary hearing of February 12 to February 22, 2013 and the due date for the ALJ's Final Initial Determination of June 28, 2013. The target date for completion of the investigation has been extended to October 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Steven W. Sprecher
Steven W. Sprecher
General Counsel and Secretary

Dated: September 11, 2012